Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(34,958,170)
Unrealized Gain (Loss) on Market Value of Futures	(31,768,190)
Dividend Income	37,596
Interest Income	203,572
ETF Transaction Fees	9,000
Total Income (Loss)	$(66,476,192)

Expenses
General Partner Management Fees	$206,586
Professional Fees	66,672
Brokerage Commissions	163,616
Non-interested Directors' Fees and Expenses	2,081
Prepaid Insurance Expense	4,658
NYMEX License Fee	5,165
SEC & FINRA Registration Expense	44,250
Total Expenses	$493,028
Net Income (Loss)	$(66,969,220)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$454,068,443
Additions (3,700,000 Shares)	44,683,891
Withdrawals (3,600,000 Shares)	(46,310,905)
Net Income (Loss)	(66,969,220)

Net Asset Value End of Month	$385,472,209
Net Asset Value Per Share (33,784,588 Shares)	$11.41

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596